Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated October 16, 2020 with respect to the consolidated financial statements of LH Enterprises Limited, which are included in the Current Report on Form 8-K/A of ESPORTS ENTERTAINMENT GROUP, INC filed October 16, 2020.

/s/ Rosenberg Rich Baker Berman P.A.

Somerset, New Jersey

October 16, 2020